United States
			  Securities and Exchange Commission
			        Washington, DC  20549

                                     Form 8-K
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  December 30, 2010

			Hynes & Howes Insurance Counselors, Inc.
                 (Exact name of registrant as specified in its charter)

      Iowa                       0-7376             42-0948341
(State oor other Jurisdiction of incorporation) (Commission File#) (IRS EIN)


2920 Harrison Str.,
Davenport, Iowa 					    52803
(Address of Principal executive offices)                  (Zip Code)


Registrants Telephone Number: (563)326-6401


The purpose of this report on form 8-K is to disclose a change in the registrant's Certifying Accountant.

Item 4.01.  Changes in Registrant's Certifying Accountant

The Company received written correspondence from its Certifying Accountant, Huckfeldt & Smith, PLC that it was resigning as the Company's
independent Auditor.   The stated reason was the financial condition of
the company and its inability to pay future bills. In a meeting held on December 29, 2010 The Board of Directors accepted the resignation.

During the Registrant's two (2) most recent fiscal years and during any subsequent interim periods preceding the date of resignation, the Company has had no disagreements with Huckfeldt & Smith, PLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

On December 29, 2010 the Company provided Huckfeldt & Smith, PLC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made here-in or the reasons why it disagreed. On December 30, 2010 the Company received a letter from Huckfeldt & Smith, PLC that it agreed with the statements contained herein.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hynes & Howes Insurance Counselors, Inc.

By:
Marsha Baker, President

By:
Monica Seibert, Secretary

This corporation has no Treasurer.